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                                                                    EXHIBIT 23.3

                          INDEPENDENT AUDITORS' CONSENT

         We consent to the incorporation by reference in this Registration Statement of Weatherford International Ltd. on Form S-8 of our reports on Universal Compression Holdings, Inc. and Universal Compression, Inc. dated May 23, 2003 (which reports express unqualified opinions and include explanatory paragraphs referring to Universal Compression Holdings, Inc.'s and Universal Compression, Inc.'s changes in method of accounting to conform to Statement of Financial Accounting Standards No. 142, "Goodwill and Other Intangible Assets"), appearing in the Annual Report on Form 10-K of Universal Compression Holdings, Inc. and Universal Compression, Inc. for the year ended March 31, 2003, and incorporated by reference in the Annual Report on Form 10-K/A of Weatherford International Ltd. for the year ended December 31, 2002.


/s/ DELOITTE & TOUCHE LLP

Houston, Texas
January 30, 2004